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                                                                    EXHIBIT 5.1

                                November 5, 2003

Quality Distribution, Inc.
3802 Corporex Park Drive
Tampa, Florida 33619

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Quality Distribution, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") under the Securities Act of 1933, as amended, and the public offering of up to 7,875,000 shares of the Company's Common Stock including: (i) 7,000,000 underwritten shares and (ii) up to 875,000 shares for which the underwriters have been granted an over-allotment option (collectively, the "Shares").

     In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus and the Company's Amended and Restated Articles of Incorporation and Bylaws, and we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     The opinions set forth in this letter are limited solely to the laws of the State of Florida and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. This letter has been prepared and is to be construed in accordance with the Reports on Standards for Opinions of Florida Legal Counsel for Business and Real Estate Transactions (September 1998) (the "Report"), and the Report is incorporated by reference in this letter.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable. We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        FOLEY & LARDNER

                                        /s/ Foley & Lardner